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                                                                      EXHIBIT 12

                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (dollars in millions)


                                                                     For the Year Ended
                                                                     September 30, 1997
                                                                     ------------------
Income from continuing operations                                           $220.6
Provision for income taxes                                                   180.9
Undistributed earnings of partially-owned affiliates                          (9.1)
Minority interest in earnings of consolidated subsidiaries                    24.1
Amortization of previously capitalized interest                                4.0
                                                                            ------
                                                                             420.5

Fixed charges:
     Interest incurred and amortization of debt expense                      136.8
     Estimated portion of rent expense                                        32.3
                                                                            ------
Fixed charges                                                                169.1
Less:  Interest capitalized during period                                     (7.9)
                                                                            ------
                                                                             161.2
                                                                            ------

Earnings                                                                    $581.7
                                                                            ======

Ratio of earnings to fixed charges                                             3.4
                                                                            ======


For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.





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